Exhibit 1.1

TELEFÓNICA EMISIONES, S.A.U.

(a company with limited liability organized under

the laws of the Kingdom of Spain)

5.520% Fixed Rate Senior Notes due 2049

unconditionally and irrevocably guaranteed

by

TELEFÓNICA, S.A.

(a company with limited liability organized under

the laws of the Kingdom of Spain)

UNDERWRITING AGREEMENT

February 26, 2019

Telefónica Emisiones, S.A.U.

Telefónica, S.A.

Distrito Telefónica, Ronda de la Comunicación, s/n

28050 Madrid

Ladies and Gentlemen:

Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal incorporated under the laws of the Kingdom of Spain (the “Company”), proposes to issue and sell to the underwriters (the “Underwriters”) named in Schedule I to this underwriting agreement (the “Agreement”), for whom Barclays Capital Inc., Commerz Markets LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC and Morgan Stanley & Co. LLC are acting as representatives (the “Representatives”), $1,250,000,000 aggregate principal amount of 5.520% Fixed Rate Senior Notes due 2049 (the “5.520% Fixed Rate Senior Notes” and the “Designated Securities”) on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions (Debt Securities) dated as of February 26, 2019 (the “Standard Provisions”), which are attached hereto, and the terms and conditions described below under the heading “Additional Terms”. All of the provisions of the Standard Provisions are incorporated herein by reference.

The Designated Securities are to be issued pursuant to a public deed of issuance to be executed on or about February 27, 2019, an indenture dated April 20, 2018, as supplemented by a supplemental fixed rate note indenture to be dated as of or about March 1, 2019, pursuant to which the 5.520% Fixed Rate Senior Notes will be issued (the indenture and the supplemental indenture, collectively the “Indenture”) among the Company, Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”), and The Bank of New York Mellon, as trustee (the “Trustee”). Payment of principal and interest on the Designated Securities will be fully and unconditionally guaranteed by the Guarantor pursuant to the terms of a guarantee to be dated as of the Closing Date (the “Guarantee”).

ADDITIONAL TERMS

For purposes of this Underwriting Agreement, “Disclosure Package” means the most recent Preliminary Prospectus with respect to the offer and sale of the Designated Securities, any Issuer Free Writing Prospectus issued at or prior to the Applicable Time, and the final term sheets prepared pursuant to Section 5(a) of the Standard Provisions and attached as Schedule III hereto (the “Term Sheets”). “Applicable Time” means 4:19 p.m. New York City time on February 26, 2019.

1.	Additional Representations and Warranties.

The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each Underwriter, as of the Applicable Time, and as of the Closing Date, with respect to the Designated Securities (which additional representation and warranty supersedes the representation and warranty in Section 1(p) of the Standard Provisions) that the audited consolidated financial statements of the Guarantor, which comprise the statement of financial position as of December 31, 2017 and 2018, and the statements of income, comprehensive income, changes in equity and cash flows for each of the years ended December 31, 2016, 2017 and 2018, together with the related schedules and notes (the “Telefónica Financial Statements”), included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with international financial reporting standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”), which do not differ for the purposes of the Guarantor and its consolidated subsidiaries (the “Telefónica Group”) from IFRS as adopted by the European Union (“IFRS-EU”), applied in accordance with applicable law throughout the periods specified, and present fairly in all material respects the financial position of the Telefónica Group at the dates indicated and the income statement, shareholders’ equity and cash flows of the Telefónica Group for the periods specified. The selected financial data and the summary financial information as at such dates and for such periods included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the Telefónica Financial Statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus as of the dates and for the periods indicated therein.

2.	Additional Conditions to Underwriters’ Obligations.

The obligations of the several Underwriters to purchase and pay for the Designated Securities they have severally agreed to purchase hereunder on the Closing Date are subject (i) to the accuracy in all material respects of the representations and warranties of the Company and the Guarantor contained herein as of the date of this Agreement and the Closing Date, (ii) to the accuracy in all material respects of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, and (iii) to the performance by the Company and the Guarantor of their obligations hereunder, and to the following further conditions (which further conditions in clauses (b) – (k) below supersede the conditions in Section 6(d) – (f) of the Standard Provisions):

(a)

The Underwriters and DLA Piper LLP (US), special United States counsel to the Underwriters, have completed their respective due diligence investigations in accordance with procedures customary for a transaction such as the offering of the Designated Securities pursuant to the terms and conditions of this Agreement.

(b)	At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of the General Counsel to the Guarantor, substantially in the form set forth in Exhibit A.

(c)

At the Closing Date, the Representatives shall have received a signed opinion and 10b-5 letter, dated as of the Closing Date, of Davis Polk & Wardwell LLP, United States counsel for the Company and the Guarantor, substantially in the form set forth in Exhibit B and Exhibit C, respectively.

(d)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of Uría Menéndez Abogados, S.L.P., Spanish counsel to the Company and Guarantor, substantially in the form set forth in Exhibit D.

(e)

At the Closing Date, the Representatives shall have received a signed opinion, dated as of the Closing Date, of DLA Piper LLP (US), United States counsel for the Underwriters, as to such matters as the Representatives may reasonably request.

(f)

At the Applicable Time, the Representatives shall have received from Ernst & Young, S.L. a letter addressed to the Representatives and dated the date hereof, in form and substance satisfactory to the Representatives (i) confirming that they are independent registered public accountants of the Guarantor within the meaning of the Securities Act and (ii) stating, as of the date thereof, the conclusions and findings of such firm with respect to certain financial statements and financial information contained in the Disclosure Package and the Prospectus of the type ordinarily included in accountants’ “comfort letters” to underwriters.

(g)

At the Closing Date, the Representatives shall have received from Ernst & Young, S.L., a letter dated as of the Closing Date, to the effect that it reaffirms the statements made in the letter furnished pursuant to (f) above.

(h)

At the Applicable Time, the Representatives shall have received from PricewaterhouseCoopers Auditores, S.L. a letter addressed to the Representatives and dated the date hereof, in form and substance satisfactory to the Representatives (i) confirming that they are independent registered public accountants of the Guarantor within the meaning of the Securities Act and (ii) stating, as of the date thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as of a date not more than five business days prior to the date hereof), the conclusions and findings of such firm with respect to certain financial information contained in the Disclosure Package and the Prospectus of the type ordinarily included in accountants’ “comfort letters” to underwriters.

(i)

At the Closing Date, the Representatives shall have received from PricewaterhouseCoopers Auditores, S.L., a letter dated as of the Closing Date, to the effect that it reaffirms the statements made in the letter furnished pursuant to (h) above, except that the specified date referred to in such letter shall be a date not more than five days prior to the Closing Date.

(j)

At the Closing Date, Davis Polk & Wardwell LLP, Uría Menéndez Abogados, S.L.P. and DLA Piper LLP (US) shall have been furnished with all such documents, certificates, resolutions and opinions as each may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Designated Securities as contemplated in this Agreement and the matters referred to in the opinions required by Sections 2(c), (d) and (e) above, and in order to evidence the performance of any of the covenants of the Company and the Guarantor, or the fulfillment of any of the conditions herein contained.

(k)	At the Applicable Time, the Company and the Guarantor shall have approved and delivered to the Representatives the Term Sheets in form and substance satisfactory to the Representatives.

3.	MiFID Product Governance Rules

Solely for the purposes of the requirements of Article 9(8) of the MIFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a)

each of the Underwriters who deem themselves to be a MiFID manufacturer (each a “Manufacturer” and together, the “Manufacturers”) acknowledges to each other Manufacturer that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Designated Securities and the related information set out in the Registration Statement, the Disclosure Package and the Prospectus in connection with the Designated Securities; and

(b)

the Representatives, the Company and the Guarantor note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Designated Securities by the Manufacturers and the related information set out in the Registration Statement, the Disclosure Package and the Prospectus in connection with the Designated Securities.

4.	Recognition of the U.S. Special Resolution Regimes

(a)

In the event that any Underwriter that is a Covered Entity (as defined below) becomes subject to a proceeding under a U.S. Special Resolution Regime (as defined below), the transfer from such Underwriter of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement and any such interest and obligation were governed by the laws of the United States or a state of the United States.

(b)

In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate (as defined below) of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)	For purposes of this Agreement

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

(ii) “Covered Entity” means any of the following: (A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

(iv) “U.S. Special Resolution Regime” means each of (A) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (B) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

DESIGNATED SECURITIES

Fixed Rate Senior Notes

Indenture: Indenture dated April 20, 2018 among the Company, the Guarantor and the Trustee, 5.520% Fixed Rate Note Supplemental Indenture, dated on or about March 1, 2019 among the Company, the Guarantor and the Trustee.

Tranches: 1 tranche

Title: 5.520% Fixed Rate Senior Notes due 2049.

Ranking: Senior Notes

Aggregate Principal Amount: $1,250,000,000

Interest Rate: 5.520%

Maturity Date: March 1, 2049

Interest Payment Dates: Semi-annually on each March 1 and September 1, commencing on September 1, 2019 and on the applicable maturity date.

Regular Record Dates: The tenth New York Business Day prior to the related interest payment date.

Listing Requirements: New York Stock Exchange.

Public offering price: 100% of the principal amount, plus accrued interest, if any, from March 1, 2019.

Purchase Price by Underwriters: 99.175% of the principal amount.

Currency of Denomination: United States Dollars.

Currency of Payment: United States Dollars.

Form and Denomination: One or more global notes deposited with The Depository Trust Company; denominations of a minimum of $1,000 and integral multiples of $1,000 in excess thereof.

Redemption: (1) optional redemption if the Designated Securities are not listed on a regulated market, multilateral trading facility or other organized market 45 days prior to first Interest Payment Date, (2) optional redemption for taxation reasons and (3) optional redemption (i) at a make-whole redemption price, if redemption occurs prior to the Par Call Date or (ii) at a redemption price equal to 100% of the principal amount of the Designated Securities being redeemed plus accrued and unpaid interest thereon to, but excluding, the redemption date of such Designated Securities, if redemption occurs on or after the Par Call Date.

Par Call Date: September 1, 2048.

Sinking Fund: None.

Method of Payment: Fedwire - Same day funds.

Other Terms: Additional terms are set forth in Term Sheets attached as Schedule III hereto.

Representatives: Barclays Capital Inc., Commerz Markets LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mizuho Securities USA LLC and Morgan Stanley & Co. LLC

Expense Reimbursement to the Company: $1,000,000.

THE REPRESENTATIVE(S)

Name and Addresses of the Representative(s):

Barclays Capital Inc.

745 Seventh Avenue

New York, NY 10019

Attn: Syndicate Registration

Fax: 646-834-8133

Commerz Markets LLC

225 Liberty Street

New York, NY 10281-1050

Attn: Syndicate Desk

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010-3629

Attn: IBCM-Legal

Fax: 212-325-8278

Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Attn: Debt Capital Markets Syndicate

Fax: 212-797-2202

Goldman Sachs & Co. LLC

200 West Street

New York, NY 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

Attn: High Grade Syndicate Desk

Fax: 212-834-6081

Merrill Lynch, Pierce, Fenner & Smith

           Incorporated

One Bryant Park

New York, NY 10036

Attn: High Grade Transaction Management/Legal

Fax: 646-855-5958

Mizuho Securities USA LLC

320 Park Avenue

New York; NY 10022

Attention: Debt Capital Markets

Fax: (212) 205-7812

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Attn: Investment Banking

The Closing will take place at 10 a.m. New York time, on March 1, 2019 at the New York offices of DLA Piper LLP, 1251 Avenue of the Americas, New York, NY 10020 (the “Scheduled Closing Date”).

Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

BARCLAYS CAPITAL INC.

By:	/s/ Meghan M. Maher
Name:	Meghan M. Maher
Title:	Managing Director

COMMERZ MARKETS LLC

By:	/s/ Isidoro Mazzara
Name:	Isidoro Mazzara
Title:	Director

By:	/s/ David Schmidt
Name:	David Schmidt
Title:	Managing Director

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Sharon Harrison
Name:	Sharon Harrison
Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Matthew J. Siracuse
Name:	Matthew J. Siracuse
Title:	Managing Director

By:	/s/ Thomas Short
Name:	Thomas Short
Title:	Director

GOLDMAN SACHS & CO. LLC

By:	/s/ Raffael Fiumara
Name:	Raffael Fiumara
Title:	Vice President

J.P. MORGAN SECURITIES LLC

By:	/s/ Stephen L. Sheiner
Name:	Stephen L. Sheiner
Title:	Executive Director

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Sandeep Chawla
Name:	Sandeep Chawla
Title:	Managing Director

[Signature Page 1 of 3 to the Underwriting Agreement]

MIZUHO SECURITIES USA LLC

By:	/s/ Vincent Murray
Name:	Vincent Murray
Title:	Managing Director

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
Name:	Ian Drewe
Title:	Executive Director

Each as Representative for themselves and the other
underwriters named in Schedule I attached hereto.

[Signature Page 2 of 3 to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first written above.

TELEFÓNICA EMISIONES, S.A.U.

By:	/s/ Carlos David Maroto Sobrado
Name:	Carlos David Maroto Sobrado
Title:	Joint and Several Director (Administrador Solidario)

TELEFÓNICA, S.A.

By:	/s/ Jesús Romero Albarracín
Name:	Jesús Romero Albarracín
Title:	Deputy Chief Financial Officer

[Signature Page 3 of 3 to the Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of 5.520% Fixed Rate Senior Notes
Barclays Capital Inc.	$138,889,000
Commerz Markets LLC	$138,889,000
Credit Suisse Securities (USA) LLC	$138,889,000
Deutsche Bank Securities Inc.	$138,889,000
Goldman Sachs & Co. LLC	$138,889,000
J.P. Morgan Securities LLC	$138,889,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$138,889,000
Mizuho Securities USA LLC	$138,889,000
Morgan Stanley & Co. LLC	$138,888,000
TOTAL	$1,250,000,000

Schedule I of the Underwriting Agreement

SCHEDULE II

Issuer Free Writing Prospectus: The only free writing prospectus is identified below and attached to Schedule III.

Number	Date
1. The Term Sheet for the 5.520% Fixed Rate Senior Notes attached to Schedule III	February 26, 2019

Schedule II of the Underwriting Agreement

SCHEDULE III

Issuer Free Writing Prospectus

Exhibit 1 to Schedule III

Filed Pursuant to Rule 433

Registration Statement No. 333-224360

February 26, 2019

FINAL TERM SHEET

TELEFÓNICA EMISIONES, S.A.U.

5.520% FIXED RATE SENIOR NOTES TERMS AND CONDITIONS

This Free Writing Prospectus relates only to the securities described below and should only be read together with the Preliminary Prospectus Supplement dated February 26, 2019 and the accompanying Prospectus dated April 20, 2018 relating to these securities.

Issuer:	Telefónica Emisiones, S.A.U.

Guarantor:	Telefónica, S.A.

Expected Ratings*:	Baa3 (Stable) / BBB (Stable) / BBB (Stable) (Moody’s / S&P / Fitch)

Principal Amount:	$1,250,000,000

Security Type:	Senior Notes

Form of Issuance:	SEC Registered

Issue Price to Public:	100% of Principal Amount

Settlement Date:	March 1, 2019 (T+3)

Maturity Date:	March 1, 2049

CUSIP/ISIN:	87938W AX1 / US87938WAX11

Coupon:	5.520%

Benchmark Treasury:	UST 3.375% due November 15, 2048

Spread to Benchmark Treasury:	252 basis points (2.52%)

Treasury Strike:	107-11; 3.000%

Re-offer Yield:	5.520%

Interest Payment Dates:	March 1 and September 1 of each year

First Interest Payment Date:	September 1, 2019

Par Call Date:	September 1, 2048

Day Count Convention/Business Day Convention:	30/360; Following, Unadjusted; Madrid, London, New York

Exhibit 1 to Schedule III of the Underwriting Agreement

Redemption Provisions:

Tax call:	Optional redemption for taxation reasons, by no fewer than 30 nor more than 60 days’ notice ending on an Interest Payment Date at 100% of principal and accrued and unpaid interest.

Make-whole call:	Optional redemption, at any time prior to the Par Call Date by no fewer than 15 nor more than 60 days’ notice, at the greater of (x) 100% of principal and accrued and unpaid interest and (y) sum of the present values of the remaining payments of principal and interest that would be due if the Senior Notes matured on the Par Call Date (excluding any accrued and unpaid interest) discounted at a discount rate of Treasury plus 40 basis points, plus accrued and unpaid interest.

Par call:	Optional redemption, at any time on or after the Par Call Date by no fewer than 15 nor more than 60 days’ notice, at 100% of principal and accrued and unpaid interest.

Listing call:	Optional redemption, if the Senior Notes are not listed on a regulated market, multilateral trading facility or other organized market 45 days prior to the first Interest Payment Date at 100% of principal and accrued and unpaid interest.

Taxation:	Exemption from Spanish withholding tax applies subject to compliance by the paying agent with certain formalities and satisfaction of all other conditions for exemption from applicable Spanish withholding taxes.

Denominations:	Minimum of $1,000 with increments of $1,000 thereafter.

Minimum Initial Purchase Amount:	$150,000

Listing:	New York Stock Exchange

Joint Book-Running Managers:	Barclays Capital Inc.

Commerz Markets LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

Goldman Sachs & Co. LLC

Exhibit 1 to Schedule III of the Underwriting Agreement

J.P. Morgan Securities LLC

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Mizuho Securities USA LLC

Morgan Stanley & Co. LLC

*

Any ratings obtained will reflect only the views of the respective rating agency, and should not be considered a recommendation to buy, sell or hold the Senior Notes. The ratings assigned by the rating agencies are subject to revision or withdrawal at any time by such rating agencies in their sole discretion. Each rating should be evaluated independently of any other rating.

The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847, Commerz Markets LLC by calling 1-212-895-1909, Credit Suisse Securities (USA) LLC by calling 1-800-221-1037, Deutsche Bank Securities Inc. by calling 1-800-503-4611, Goldman Sachs & Co. LLC by calling 1-866-471-2526, J.P. Morgan Securities LLC by calling 1-212-834-4533, Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling 1-800-294-1322, Mizuho Securities USA LLC by calling 1-866-271-7403 and Morgan Stanley & Co. LLC by calling 1-866-718-1649.

MIFID II professionals/ECPS-only/NO PRIIPS KID - Manufacturer Target Market (MIFID II Product Governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPS Key Information Document (KID) has been prepared as not available to retail in EEA.

The underwriters expect to deliver the Senior Notes to purchasers in registered book entry form through the facilities of The Depository Trust Company (“DTC”) for credit to accounts of direct or indirect participants in DTC, including Clearstream Banking, société anonyme, Luxembourg, and Euroclear Bank S.A./N.V., on or about March 1, 2019, which will be the third business day following the date of pricing of the Senior Notes (such settlement period being referred to as “T+3”). Pursuant to Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are generally required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Senior Notes prior to the second business day before the delivery of the Senior Notes will be required, by virtue of the fact that the Senior Notes initially will settle in T+3, to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors.

Exhibit 1 to Schedule III of the Underwriting Agreement

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers were automatically generated as a result of this communication being sent via email or another communication system.

Exhibit 1 to Schedule III of the Underwriting Agreement

Exhibit 2 to Schedule III

Telefónica Investor Presentation

None.

Exhibit 2 to Schedule III of the Underwriting Agreement

SCHEDULE IV

March 1, 2019

Telefónica, S.A.

Telefónica Emisiones, S.A.U.

c/o	Telefónica, S.A.

Distrito Telefónica, Ronda de la Comunicación, s/n

28050 Madrid

Kingdom of Spain

Re:

Preliminary Prospectus Supplement dated February 26, 2019, Term Sheet dated February 26, 2019 (the Preliminary Prospectus Supplement and the Term Sheet, together the “Disclosure Package”) and Prospectus Supplement dated February 26, 2019, of Telefónica Emisiones, S.A.U. and Telefónica, S.A. (the “Prospectus Supplement”)

Ladies and Gentlemen:

This will confirm that the following information appearing in the above-mentioned Disclosure Package and Prospectus Supplement relating to the 5.520% Fixed Rate Senior Notes due 2049 issued by Telefónica Emisiones, S.A.U. and unconditionally and irrevocably guaranteed by Telefónica, S.A., has been furnished by the Underwriters for use therein:

1.

The names of the Underwriters appearing on the cover page and in the “Underwriting” section of the Preliminary Prospectus Supplement and the Prospectus Supplement and the names of the Underwriters appearing in the Term Sheets.

2.	The information provided under “Other Relationships” in the “Underwriting” section of the Preliminary Prospectus Supplement and the Prospectus Supplement.

[The Remainder of this Page Intentionally Left Blank; Signature Page Follows]

Schedule IV of the Underwriting Agreement

IN WITNESS WHEREOF, I have hereunto set my hand as of the date first written above.

Very truly yours,

BARCLAYS CAPITAL INC.

By:
Name:
Title:

COMMERZ MARKETS LLC

By:
Name:
Title:

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

GOLDMAN SACHS & CO. LLC

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:
Name:
Title:

[Signature Page 1 of 2 to Blood Letter -

Schedule IV of the Underwriting Agreement]

MIZUHO SECURITIES USA LLC

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

Each as Representative for themselves and the other
underwriters named in Schedule I attached hereto.

[Signature Page 2 of 2 to Blood Letter - Schedule IV of the Underwriting Agreement]

EXHIBIT A

FORM OF OPINION OF GENERAL COUNSEL OF TELEFÓNICA

Exhibit A to the Underwriting Agreement

EXHIBIT B

FORM OF OPINION OF DAVIS POLK & WARDWELL LLP

Exhibit B to the Underwriting Agreement

EXHIBIT C

FORM OF NEGATIVE ASSURANCE LETTER OF DAVIS POLK & WARDWELL LLP

Exhibit C to the Underwriting Agreement

EXHIBIT D

FORM OF OPINION OF URÍA MENÉNDEZ ABOGADOS, S.L.P.

Exhibit D to the Underwriting Agreement

TELEFÓNICA EMISIONES, S.A.U.

DEBT SECURITIES

unconditionally and irrevocably guaranteed

by

TELEFÓNICA, S.A.

UNDERWRITING AGREEMENT

STANDARD PROVISIONS

February 26, 2019

Ladies and Gentlemen:

Telefónica Emisiones, S.A.U., a sociedad anónima unipersonal incorporated under the laws of the Kingdom of Spain (the “Company”), may from time to time enter into one or more underwriting agreements (each an “Underwriting Agreement”) that provide for the sale of certain of its securities specified in the particular Underwriting Agreement (the “Designated Securities”). The basic provisions set forth herein to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Underwriting Agreement relating to a particular issue of Designated Securities. Each Underwriting Agreement will be entered into, with such additions and deletions as the parties thereto may determine and shall be specified in such Underwriting Agreement. The Underwriting Agreement may appoint a lead underwriter or underwriters (collectively, the “Representative(s)”) for the particular issue of Designated Securities and will specify the underwriters participating in such offering (the “Underwriters”, which term shall include any Underwriter substituted pursuant to Section 15 hereof). Payment of principal and interest on the Designated Securities will be fully and unconditionally guaranteed by Telefónica, S.A., a sociedad anónima incorporated under the laws of the Kingdom of Spain (the “Guarantor”) pursuant to the terms of a guarantee to be dated as of the Closing Date (as defined below) (the “Guarantee”).

The obligation of the Company to issue and sell any of the Designated Securities, the obligation of the Guarantor to guarantee the Designated Securities, and the obligation of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein. The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as “this Agreement.” The obligations of the Underwriters under this Agreement shall be several and not joint. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as defined therein.

The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement relating thereto and in or pursuant to the applicable indenture (the “Indenture”) identified in the Underwriting Agreement. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted.

Underwriting Agreement – Standard Provisions - 1

1.	Representations and Warranties.

The Company and the Guarantor, jointly and severally, represent and warrant to, and agree with, each of the Underwriters named in the applicable Underwriting Agreement, as of the Applicable Time and as of the Closing Date, with respect to the Designated Securities as follows:

(a)

An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) in respect of the Designated Securities (File No. 333-224360) has been filed with the Securities and Exchange Commission (the “Commission”); such registration statement and any post-effective amendments thereto, each in the form heretofore delivered or to be delivered to the Representative(s) and, excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein, delivered to the Representative(s) for each of the other Underwriters became effective under the Securities Act upon filing; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement, the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date hereof, relating to the Designated Securities, is hereinafter called the “Basic Prospectus”; “Preliminary Prospectus” means the Basic Prospectus together with any preliminary prospectus (including any preliminary prospectus supplement) relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) of the rules and regulations (the “Rules and Regulations”) of the Commission under the Securities Act and provided to the Representative(s) for use by the Underwriters; “Registration Statement” means, collectively, the parts of such registration statement, including all exhibits thereto and any final prospectus supplement relating to the Designated Securities filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part thereof pursuant to Rule 430B of the Rules and Regulations, as amended as of the time of the most recent post-effective amendment thereto, if any, became or was deemed to have become effective under the Securities Act; “Prospectus” means the Basic Prospectus together with the prospectus (including any final prospectus supplement) relating to the Designated Securities in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representative(s) for use by the Underwriters; “most recent Preliminary Prospectus” means the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations at or immediately prior to the Applicable Time (as hereinafter defined); “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” (as defined in Rule 433 of the Rules and Regulations) relating to the Designated Securities; and “Disclosure Package” means the most recent Preliminary Prospectus and any Issuer Free Writing Prospectus issued at or prior to the Applicable Time (including the final term sheet or term sheets prepared pursuant to Section 5(a) below (the “Term Sheet(s)”) and attached to the applicable Underwriting Agreement, as such definition may be amended or supplemented by terms of the applicable Underwriting Agreement). “Applicable Time” is defined in the applicable Underwriting Agreement. Any references herein to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein as of the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to any

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amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus. For purposes of Section l of this Agreement, all references to the Registration Statement, any post-effective amendments thereto and the Prospectus will be deemed to include, without limitation, any electronically transmitted copies thereof, including, without limitation, any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”).

(b)

(i) No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission; (ii) to the best knowledge of the Company and the Guarantor after due enquiry no proceeding for that purpose has been initiated or threatened by the Commission; (iii) no notice of objection of the Commission to the use of such registration statement and any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company or the Guarantor; and (iv) no order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. The Registration Statement conforms in all material respects, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform in all material respects, to the requirements of the Securities Act and the Rules and Regulations; the Registration Statement and any post-effective amendments thereto do not and will not, as of the applicable effective date or dates, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will not, as of its date and as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation or warranty will not apply to (i) any statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company or to the Guarantor by any Underwriter through the Representative(s) expressly for inclusion therein, such information being that identified on Schedule IV in each applicable Underwriting Agreement, or (ii) the part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended, of the trustee.

(c)

There is no contract or document required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, the Disclosure Package or the Prospectus which is not described or filed as required.

(d)

The Disclosure Package, as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty will not apply to any statements or omissions made in reliance upon, and in conformity with, written information furnished to the Company or the Guarantor by any Underwriter through the Representative(s) expressly for use in the Disclosure Package, such information being that identified in each applicable Underwriting Agreement.

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(e)

The Guarantor has been, since the initial filing of the Registration Statement, and is a “well-known seasoned issuer” and has not been, since the initial filing of the Registration Statement, and is not an “ineligible issuer” (as such terms are defined in Rule 405 of the Rules and Regulations).

(f)

Neither the Company nor the Guarantor has made or will make any offer relating to the Designated Securities that would constitute an Issuer Free Writing Prospectus, unless such Issuer Free Writing Prospectus has been previously consented to by the Representative(s) and is substantially in form and substance as attached to the applicable Underwriting Agreement; the Company and the Guarantor will comply with the requirements of Rule 433 of the Rules and Regulations with respect to any such Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; any such Issuer Free Writing Prospectus will not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus; any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus, did not, when issued or filed pursuant to Rule 433 of the Rules and Regulations, and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Company and the Guarantor will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(g)

The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus that were or hereafter are filed with or furnished to the Commission, at the time they were or hereafter are so filed or furnished, complied or will comply, as the case may be, in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(h)	Each of the Company and the Guarantor has been duly incorporated and is validly existing as a limited liability corporation (a sociedad anónima) under the laws of the Kingdom of Spain.

(i)

This Agreement, the Indenture and the Guarantee will have been duly authorized, executed and delivered by the Company and the Guarantor as of the Closing Date and, once so authorized, executed and delivered will constitute legal, binding and enforceable obligations of the Company and the Guarantor, as applicable, subject to all applicable laws affecting creditors’ rights generally in the event of insolvency (concurso), bankruptcy, winding-up, reorganization or liquidation of the Company or the Guarantor, as the case may be, or any equitable remedies.

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(j)

The sole shareholder of the Company has duly authorized the issuance by the Company of the Designated Securities. Also, the joint and several directors (Administradores Solidarios) of the Company are entitled to resolve on the issuance by the Company of the Designated Securities. The Designated Securities, when executed, authenticated and delivered in accordance with the Indenture, will constitute legal, valid, binding and enforceable obligations of the Company, as applicable, subject to all applicable laws affecting creditors’ rights generally in the event of insolvency (concurso), bankruptcy, winding-up, reorganization or liquidation of the Company, or any equitable remedies.

(k)

The execution and delivery of this Agreement, the Indenture and the Guarantee, and the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof do not conflict with and will not result in a breach of any of the terms or provisions of, or constitute a default under, the constitutive documents of the Company or the Guarantor, as the case may be, the laws of the Kingdom of Spain or any indenture, trust deed, mortgage or other agreement or instrument to which the Company or the Guarantor, as the case may be, is a party or by which it or any of its properties is bound, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Company or the Guarantor, as the case may be, or its properties, except in any such case for any conflicts, breaches or defaults that would not have a material adverse effect on the financial position or prospects of the Guarantor and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”).

(l)

Since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus or the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus none of the Company, the Guarantor or any of Telefónica de España, S.A., Telefónica Latinoamerica Holding, S.L. and Telefónica Europe Plc (the “Material Subsidiaries”) has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement, the Disclosure Package and the Prospectus and except any such loss or interference that would not result in a Material Adverse Effect.

(m)

All material authorizations, consents, approvals, filings, notifications and registrations required by the Company or the Guarantor, as the case may be, for or in connection with the performance by the Company or the Guarantor, as the case may be, of the obligations expressed to be undertaken by it herein have been obtained and are in full force and effect, or, as the case may be, have been effected, except (i) such as may be required by the securities, Blue Sky or similar laws of the various states of the United States in connection with the offer and sale of the Designated Securities, (ii) such approvals as have been requested and obtained, (iii) the registration of a public deed (escritura de emisión) related to the issue of the Designated Securities with the Mercantile Registry,), and (iv) the registration with the Mercantile Registry of the fact that the Designated Securities have been paid out.

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(n)

Neither the Company, the Guarantor, nor any person that is controlled by the Company or the Guarantor, as the case may be, nor any person acting on its or their behalf, except for the Underwriters as to whom no representation or warranty is made, has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of the Designated Securities of the Company to facilitate the sale or resale of the Designated Securities and the Guarantee.

(o)	Neither the Company nor the Guarantor is an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”).

(p)

The consolidated financial statements of the Guarantor, together with the related schedules and notes (the “Financial Statements”) included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified; said Financial Statements have been prepared in conformity with international financial reporting standards (“IFRS”) as issued by the International Accounting Standards Board (the “IASB”), which do not differ for the purposes of the Telefónica Group from IFRS as adopted by the European Union (IFRS-EU) applied in accordance with applicable law throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in accordance with IFRS as issued by the IASB the information required to be stated therein. The selected financial data and the summary financial information included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the Financial Statements incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus.

(q)

Other than as set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, there are no actions, suits or governmental proceedings pending to which the Company, the Guarantor or any subsidiary of the Guarantor is a party or of which any asset of the Company, the Guarantor, or any subsidiary of the Guarantor is the subject which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or to impair the ability of the Company or the Guarantor to consummate the transactions contemplated hereby; and, to the best of the Guarantor’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any court or governmental, regulatory or stock exchange authority having jurisdiction over the Company, the Guarantor, any Material Subsidiary or any of their respective assets (each a “Governmental Authority”) or any other party, which could reasonably be expected to have a Material Adverse Effect, or to impair the ability of the Company or the Guarantor to consummate the transactions contemplated hereby.

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(r)

Based on the evaluation of its disclosure controls and procedures performed in conjunction with its Form 20-F filed for the last fiscal year, the Guarantor is not aware of (i) any material weaknesses in its internal controls; or (ii) any material fraud, that involves management or other employees who have a significant role in the Guarantor’s internal controls.

(s)	The Company is a wholly-owned subsidiary of the Guarantor, the Guarantee is full and unconditional; and no subsidiary of the Guarantor will guarantee the Designated Securities.

(t)

As long as certain conditions are met, under Law 10/2014 of 26 June, Law 10/2014, of 26 June on the regulation, supervision and solvency of credit entities (Ley 10/2014, de 26 de junio, de ordenación, supervisión y solvencia de entidades de crédito ), (“Law 10/2014 of 26 June”), any payments in respect of the Designated Securities made by the Company to non-Spanish tax resident beneficial owners, who do not operate with respect to the Designated Securities through a permanent establishment in Spain, shall not be subject to taxation in Spain pursuant to the consolidated text of the Non-Resident Income Tax Law promulgated by Royal Legislative Decree 5/2004 of 5 March (Real Decreto Legislativo 5/2004, de 5 de marzo, por el que se aprueba el Texto Refundido de la Ley del Impuesto sobre la Renta de no Residentes), and no Spanish withholding tax shall be required on such payments unless the paying agent fails to provide the Company and the Guarantor with certain documentation in a timely manner, in which case such payments will be subject to Spanish withholding tax at the currently applicable rate (19% for year 2019).

2.	Representations and Warranties of the Underwriters.

Each Underwriter represents and warrants, severally and not jointly, to, and agrees with, the Company, the Guarantor and each other Underwriter that:

(a)

it has not made, and will not make any offer relating to the Designated Securities that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, other than the information contained in the Term Sheet(s) prepared pursuant to section 5(a) below, without the prior written consent of the Company, the Guarantor and the Representative(s);

(b)

it and its respective affiliates (as defined in Rule 501(b) under the Securities Act) and any person acting on its or their behalf has complied and will comply with the selling restrictions set out in Annex A hereto;

(c)

neither it nor its respective affiliates (as defined in Rule 501(b) under the Securities Act) nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of the Designated Securities in violation of applicable laws;

(d)	in connection with the initial distribution of the Designated Securities, it will not sell Designated Securities to any purchaser thereof in an aggregate amount of less than $150,000; and

(e)

in connection with this offering, sale of the Designated Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between

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the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Underwriters, on the one hand, and the Company and the Guarantor, on the other, exists; and (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Guarantor, including, without limitation, with respect to the determination of the price of the Designated Securities, and such relationship between the Underwriters, on the one hand, and the Company and the Guarantor, on the other, is entirely and solely commercial, based on arms-length negotiations.

3.	Purchase and Sale.

(a)

The Company agrees to sell to each Underwriter named in the applicable Underwriting Agreement and each Underwriter, upon the basis of the representations and warranties contained in this Agreement, but subject to the conditions in this Agreement, agrees to purchase from the Company severally and not jointly, the aggregate principal amounts of Designated Securities set forth opposite their names in Schedule I of the applicable Underwriting Agreement at the respective purchase prices set forth in such Underwriting Agreement, plus accrued interest, if any, from the date set forth therein to the date of payment and delivery.

(b)

The several commitments of the Underwriters to purchase the Designated Securities pursuant to the applicable Underwriting Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements contained in this Agreement and shall be subject to the terms and conditions set forth in this Agreement.

4.	Delivery and Payment.

The global certificates for the Designated Securities to be purchased by the Underwriters shall be delivered by or on behalf of (and at the expense of) the Company to or upon the order of the Underwriters against payment by the Underwriters of the purchase price therefor by wire transfer of immediately available funds, payable to or upon the order of the Company, at the Scheduled Closing Date, as set forth in the applicable Underwriting Agreement, and as the Representative(s) shall designate, which date and time may be postponed by agreement among the Underwriters, the Company and the Guarantor (such date and time of delivery and payment for the Designated Securities being herein called the “Closing Date”). Payment for the Designated Securities shall be made against delivery to the Underwriters of the Designated Securities registered in such names and in such denominations as the Underwriters shall request in writing, with any transfer taxes payable in connection with the transfer of the Designated Securities to the Underwriters duly paid by the Guarantor. The Company agrees that delivery of the Designated Securities will be made on the Closing Date through the book-entry facilities of The Depository Trust Company (“DTC”). Upon issuance, all Designated Securities will be represented by one or more global securities registered in the name of a nominee of the DTC.

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5.	Covenants and Agreements of the Company and the Guarantor.

The Company and the Guarantor, jointly and severally, covenant with each Underwriter of the Designated Securities as follows:

(a)

The Company and the Guarantor will file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b). The Company or the Guarantor will notify the Representative(s), promptly after filing of the Registration Statement, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Company or the Guarantor will notify the Representative(s) promptly of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for additional information; the Company and the Guarantor will prepare and file with the Commission, promptly upon the reasonable request of the Representative(s), any amendments or supplements to the Registration Statement or the Prospectus which, in the reasonable opinion of the Representative(s), may be necessary or advisable in connection with the distribution of the Designated Securities; and neither the Company nor the Guarantor will file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Designated Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representative(s) after reasonable notice thereof (such consent not to be unreasonably withheld or delayed). The Company and the Guarantor will prepare one or more Term Sheets, containing solely a description of the Designated Securities, substantially in the form attached to the applicable Underwriting Agreement and approved by the Representative(s) and file such Term Sheet or Term Sheets pursuant to Rule 433(d) under the Securities Act within the time period prescribed by such Rule. The Company or the Guarantor will advise the Representative(s) promptly of the issuance by the Commission or any State or other regulatory body of any stop order or other order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the Designated Securities for offering or sale in any jurisdiction, of the institution of any proceedings for any such purpose, or of receipt by the Company or the Guarantor from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations; and the Company and the Guarantor will use their reasonable best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as practicable the lifting or withdrawal thereof.

(b)

Subject to the selling restrictions set forth in Annex A to this Agreement, the Company and the Guarantor will use their reasonable best efforts, in cooperation with the Underwriters, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative(s) may reasonably request; provided, however, that neither the Company nor the Guarantor shall be obligated to file any general consent to service of process, subject itself to taxation or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction.

(c)

The Company and the Guarantor shall prepare the Disclosure Package and the Prospectus in a form approved by the Underwriters, and will promptly furnish the Underwriters with copies of the Registration Statement, the Preliminary

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Prospectus, the Term Sheets, any Issuer Free Writing Prospectus and the Prospectus in such quantities as the Underwriters may from time to time reasonably request, and will not file or publish any amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus, except in accordance with Section 1(f) above, and unless they have furnished a copy to the Underwriters for their review and, except as required by law, will not publish any such proposed amendment or supplement to which the Underwriters reasonably object. If at any time prior to completion of the distribution of the Designated Securities (as determined by the Underwriters) any event occurs as a result of which the Registration Statement, the Disclosure Package or the Prospectus, each as then amended or supplemented, would contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company and the Guarantor will promptly so notify the Underwriters. If so notified, the Underwriters shall forthwith suspend any solicitation of offers to purchase Designated Securities and shall cease using the Registration Statement, the Disclosure Package or the Prospectus. If the Company and the Guarantor should decide to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, as the case may be, to correct such statement or omission, the Company and the Guarantor, upon the completion thereof, will furnish to the Underwriters a reasonable number of copies of such amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus.

(d)

The Company and the Guarantor shall furnish to the Underwriters as soon as practicable and thereafter from time to time prior to the completion of the distribution of the Designated Securities (as determined by the Underwriters) as many copies of the Registration Statement, the Disclosure Package and the Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request.

(e)

The Company or the Guarantor will pay the required Commission filing fees relating to the Designated Securities within the time period required by Rule 456(b)(1) of the Rules and Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.

(f)

If required by Rule 430B(h) of the Rules and Regulations, the Company or the Guarantor will prepare a prospectus in a form approved by the Representative(s) and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and, except as required by law or approved by the Representative(s) (which approval shall not be unreasonably withheld), neither the Company nor the Guarantor will make any further amendment or supplement to such prospectus.

(g)

The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to ensure that the public deed in respect of the Designated Securities is registered in the Madrid Mercantile Registry.

(h)

The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to ensure that the Designated Securities qualify as debt instruments (instrumentos de deuda) under Law 10/2014 of 26 June, or any other law substituting or amending such law.

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(i)

The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to ensure that the disbursement minutes in respect of the Designated Securities are registered in the Madrid Mercantile Registry.

(j)

The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to permit the Designated Securities to be eligible for clearance and settlement through DTC.

(k)

The Guarantor will use its reasonable best efforts, and shall cause the Company to use its reasonable best efforts, to list the Designated Securities on a regulated market, multilateral trading facility or other organized market no later than 45 days prior to the first day on which interest on such Designated Securities is payable (the “First Interest Payment Date”) and to maintain such listing at all times prior to and including the First Interest Payment Date.

(l)

From the date of the applicable Underwriting Agreement and continuing to and including 10 days following the Closing Date, the Guarantor will not, and shall ensure that the Company does not, without the prior written consent of the Representative(s) (which consent shall not be unreasonably withheld), offer, sell, contract to sell or otherwise dispose of in the United States any U.S. dollar-denominated debt securities issued or guaranteed by the Guarantor which are substantially similar to the Designated Securities.

(m)

The Guarantor agrees that for as long as the Designated Securities are outstanding it will maintain sufficient ownership of the share capital of the Company, directly or indirectly, to control its actions.

(n)

The Company and the Guarantor acknowledge and agree that in connection with this offering, sale of the Designated Securities or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to either the Company or the Guarantor, including, without limitation, with respect to the determination of the price of the Designated Securities, and such relationship between the Company and the Guarantor, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company or the Guarantor shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company and the Guarantor. The Company and the Guarantor hereby waive any claims that the Company or the Guarantor may have against the Underwriters with respect to any breach of fiduciary duty asserted to be owed by the Underwriters to the Company or the Guarantor in connection with this offering.

6.	Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters to purchase and pay for the Designated Securities they have severally agreed to purchase under this Agreement on the Closing Date are subject (i) to the accuracy in all material respects of the

Underwriting Agreement – Standard Provisions - 11

representations and warranties of the Company and the Guarantor contained in this Agreement as of the date of this Agreement and the Closing Date, (ii) to the accuracy in all material respects of the statements of the Company and the Guarantor made in any certificates pursuant to the provisions hereof delivered prior to or concurrently with such purchase, (iii) to the performance by the Company and the Guarantor of their obligations under this Agreement, and to the following further conditions:

(a)

The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 5(a) hereof; all filings (including, without limitation, the final term sheet prepared pursuant to Section 5(a) hereof) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made, and no such filings will have been made without the consent of the Representative(s); no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of the Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Designated Securities for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the Rules and Regulations shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Underwriters and complied with the Underwriters’ satisfaction.

(b)

No Underwriter shall have been advised by the Company or shall have discovered and disclosed to the Company that the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in the opinion of the Underwriters, or in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of the Underwriters, or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c)

At the Closing Date, if from the Applicable Time to the Closing Date there is no Downgrade Event or Review Event (each as defined below), the Underwriters shall have received a certificate, dated as of the Closing Date, of the Guarantor signed by the deputy chief financial officer of the Guarantor, certifying, with respect to the Guarantor, that at the Closing Date and subsequent to the dates as of which information is given in the Disclosure Package, (i) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission (ii) there shall not have been any material adverse change in the financial condition, earnings or prospects of the Guarantor and its subsidiaries, considered as one enterprise, (iii) since the Applicable Time, there shall not have been, with respect to the rating of any debt securities or preferred stock of the Guarantor or debt securities or preferred stock unconditionally guaranteed by the Guarantor, a downgrade by Moody’s Investor Services, Inc. (“Moody’s”), Fitch Ratings Ltd. (“Fitch”); or Standard and Poor’s Corporation (“S&P”) (any such event, a “Downgrade Event”), or any public announcement that either Moody’s, Fitch, or S&P has under surveillance or review its rating of any debt securities or preferred stock of the Guarantor or debt securities or preferred stock unconditionally guaranteed by the Guarantor (other than an announcement with positive

Underwriting Agreement – Standard Provisions - 12

implications of a possible upgrading, and no implication of a possible downgrading, of such rating, and any announcement made prior to the Applicable Time) (any such event, a “Review Event”), (iv) each of the Company and the Guarantor shall have complied with all agreements and satisfied all conditions on its respective part to be performed or satisfied hereunder at or prior to the Closing Date, and (v) the representations and warranties of the Company and the Guarantor set forth in Section 1 above and in the applicable Underwriting Agreement, if any, are accurate in all material respects as though expressly made at and as of the Closing Date. If, however, from the Applicable Time to the Closing Date, there is a Downgrade Event or a Review Event, the Underwriters shall have received at the Closing Date a certificate, dated as of the Closing Date, of the Guarantor signed by the deputy chief financial officer of the Guarantor, certifying, with respect to the Guarantor, solely the matters set forth in Section 6(c)(i), (ii), (iv) and (v), unless the Representatives, on behalf of the Underwriters, shall have notified in writing to the Company and the Guarantor, by the earlier of 48 hours from the occurrence of the Downgrade Event or Review Event, as the case may be, or the Closing Date, that in their good faith and judgment such Downgrade Event or Review Event makes it impracticable or inadvisable to consummate the offering of the Designated Securities.

In addition, at the Closing Date, the Underwriters shall have received a certificate dated as of the Closing Date of the Company signed by a director of the Company certifying, with respect to the Company, the matters set forth in this Section 6(c)(iv) and (v).

(d)	At the Closing Date, the Underwriters shall have received a signed opinion or opinions of counsel reasonably satisfactory to the Underwriters, dated as of the Closing Date.

(e)

At the Applicable Time, the Underwriters shall have received letters of accountants, ordinarily referred to as “comfort letters”, confirming information as specified in the applicable Underwriting Agreement and dated the date on which the Term Sheets and/or the Prospectus are dated, as applicable from those accountants of the Guarantor or any of its subsidiaries as specified in the applicable Underwriting Agreement.

(f)

At the Closing Date, the Underwriters shall have received letters of accountants dated as of the Closing Date, confirming information as specified in the comfort letters delivered pursuant to Section 6(e) above, from those accountants of the Guarantor or any of its subsidiaries as specified in the applicable Underwriting Agreement.

If any of the conditions specified in this Section 6 or in Section 2 of the applicable Underwriting Agreement shall not have been fulfilled in all material respects when and as required by this Agreement to be fulfilled, this Agreement may be terminated by the Underwriters upon notice to the Company and the Guarantor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 7 herein. Notwithstanding any such termination, the provisions of Sections 8, 9, 10, 14 and 16 herein shall remain in effect.

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7.	Payment of Expenses.

The Guarantor will pay costs and expenses incident to the performance of the Company’s and the Guarantor’s obligations under this Agreement as the parties may separately agree.

8.	Indemnification.

(a)

The Company and the Guarantor jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred and reasonably and properly documented, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations), the Disclosure Package, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (ii) against any and all expense whatsoever (including reasonable fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) above; provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of (A) an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by the Underwriters expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to the Prospectus) or (B) an untrue statement or omission or alleged untrue statement or omission of a material fact in any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement to part of any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus) delivered to any person if such untrue statement or omission was corrected in any subsequent Issuer Free Writing Prospectus, Preliminary Prospectus or Prospectus or any amendment or supplement thereto, if copies thereof were delivered to such Underwriter sufficiently in advance of the Applicable Time to enable such Underwriter to deliver such copies to such person and a copy thereof was not furnished to such person prior to the confirmation of the sale of Designated Securities to such person.

(b)

Each Underwriter severally, but not jointly, agrees to indemnify and hold harmless the Company and the Guarantor, and each person, if any, who controls the Company or the Guarantor, within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 8(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Issuer Free Writing Prospectus, the Disclosure Package or the Prospectus (or any amendment or supplement to the Prospectus), in reliance upon and in conformity with information furnished in writing to the Company or the Guarantor by the Underwriters expressly for use in such Issuer Free Writing Prospectus, Disclosure Package or Prospectus (or any amendment or supplement to the Prospectus).

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(c)

Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through forfeiture or impairment of procedural or substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent the indemnified party and their respective controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 8 if the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action, if in the written opinion of counsel to either the indemnifying party or the indemnified party, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them or the indemnifying party shall have failed to employ counsel within a reasonable period of time, and in that event the fees and expenses of one firm of separate counsel (in addition to the fees and expenses of one local counsel in each applicable jurisdiction) shall be paid by the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party. The indemnified party shall not be liable for any settlement of any proceeding effected without its written consent.

9.	Contribution.

If the indemnification provided for in Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) of Section 8, then each indemnifying party shall contribute to the amount paid or payable by such

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indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) of Section 8, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, from the offering of the Designated Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantor, on the one hand, and the Underwriters, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantor, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters from the Company under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 9. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 9. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 9 to contribute are several in proportion to their respective purchase obligations and not joint.

10.	Representations, Warranties and Agreements.

The representations, warranties, indemnities, agreements and other statements of the Underwriters, the Company and the Guarantor and their officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Guarantor or the Underwriters or controlling person and will survive delivery of and payment for the Designated Securities.

11.	Termination of Agreement.

(a)	The Underwriters may terminate this Agreement, by notice to the Company or the Guarantor, at any time at or prior to the Closing Date:

(i)	if there has been, since the Applicable Time, except as otherwise set forth or contemplated by the Registration Statement, the Disclosure

Underwriting Agreement – Standard Provisions - 16

Package and the Prospectus, any change, or any development (other than as set forth in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus), in the financial condition, earnings or prospects of the Guarantor and its subsidiaries, considered as one enterprise, which, in the judgment of the Representative(s), is material and adverse in the context of the issuance, offer and sale of the Designated Securities and makes it impracticable or inadvisable to proceed with completion of the offering or the sale of and payment for the Designated Securities; or

(ii)	if, since the Applicable Time there has occurred:

(A)

any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or in the over-the counter market or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by such exchange or by order of the Commission, or any other Governmental Authority, or

(B)

any material suspension of trading of any equity securities issued by the Guarantor by the Commission, the Comisión Nacional del Mercado de Valores, the Spanish Stock Exchanges or the New York Stock Exchange, or

(C)	any banking moratorium declared by Spanish, United States Federal or New York State authorities, or

(D)	any major disruption of settlements of securities or clearance services in the United States or with respect to DTC, or

(E)

any change or any development involving a prospective change in national or international political, financial or economic conditions or exchange controls which, in the judgment of the Representative(s), makes it impracticable or inadvisable to proceed with the completion of the offering or sale of and payment for the Designated Securities, or

(F)

any attack on, or outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by the United States Congress or any other substantial calamity or emergency if, in the judgment of the Representative(s), the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impracticable or inadvisable to proceed with completion of the offering or sale of and payment for the Designated Securities.

(b)

If the Underwriters propose to terminate this Agreement pursuant to Sections 11(a)(i), 11(a)(ii)(E) or 11(a)(ii)(F), the Representative(s) shall enter into consultations with the Guarantor by telephone. Such consultation shall take place among one senior representative of each of the Representative(s) and the Guarantor. The senior representative(s) of the Representative(s) will explain in depth the basis of their determination and the senior representative of the Guarantor will relay the views of the Company and the Guarantor to the

Underwriting Agreement – Standard Provisions - 17

Representative(s). If no such consultation takes place within a time period as reasonably determined by the Representative(s) to be appropriate, despite the best efforts of the Representative(s) to reach the senior representative of the Guarantor, or if no consensus can be reached during that period, the Representative(s) may (unanimously, if there is more than one Representative), in the name of the Underwriters, effect the termination of the obligations of the Underwriters under this Agreement.

(c)

If this Agreement is terminated pursuant to this Section 11, such termination shall be without liability of any party to any other party, except to the extent provided in Section 7. Notwithstanding any such termination, the provisions of Sections 8, 9, 10, 14 and 16 shall remain in effect.

12.	Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the address of the Representative(s) described in the applicable Underwriting Agreement (with a copy to the General Counsel at the same address). Notices to the Company and the Guarantor shall be directed to them at the following address:

Telefónica S.A.

Distrito Telefónica, Ronda de la Comunicación, s/n

28050 Madrid

SPAIN

Attention: General Counsel

13.	Parties.

This Agreement is made solely for the benefit of the Underwriters, the Company and the Guarantor and, to the extent expressed, any person controlling the Company, the Guarantor or the Underwriters, and their respective executors, administrators, successors and assigns and, no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include any purchaser, as such purchaser, from the Underwriters of the Designated Securities.

14.	Submission to Jurisdiction.

Each party to this Agreement irrevocably agrees that any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated by this Agreement will be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York, and, to the extent permitted by law, irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company and the Guarantor will each irrevocably appoint CT Corporation System, New York, New York, as its Authorized Agent (the “Authorized Agent”) upon whom process may be served in any such suit, action or proceeding arising out of or based on this Agreement or the transactions contemplated by this Agreement which may be instituted in any state or federal court in the Borough of Manhattan, The City of New York, New York and each party to this Agreement expressly consents to the jurisdiction of any such court in respect of any such suit, action or proceeding, and waives any other requirements of or objections to personal jurisdiction with respect thereto. The Company and the Guarantor each represents and warrants that the

Underwriting Agreement – Standard Provisions - 18

Authorized Agent has agreed to act as said agent for service of process, and the Company and the Guarantor each agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company or the Guarantor, as the case may be, shall be deemed, in every respect, effective service of process upon the Company or the Guarantor.

15.	Default by one or more of the Underwriters.

(a)

If any Underwriter or Underwriters shall default in its or their obligation to purchase the Designated Securities which it or they have agreed to purchase pursuant to this Agreement (the “Defaulted Designated Securities”), the Representative(s) may in its or their discretion arrange for itself or themselves or another party or other parties satisfactory to the Company to purchase such Defaulted Designated Securities on the terms contained in this Agreement. If within 36 hours after such default by any Underwriter the Representative(s) does not or do not arrange for the purchase of such Defaulted Designated Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to the Representative(s) to purchase such Defaulted Designated Securities on such terms. In the event that, within the respective prescribed period, the Representative(s) notify the Company that it or they have so arranged for the purchase of such Defaulted Designated Securities, or the Company notifies the Representative(s) that it has so arranged for the purchase of such Defaulted Designated Securities, the Representative(s) or the Company shall have the right to postpone the Closing Date for such Designated Securities for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company and the Guarantor agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative(s) may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 15 with like effect as if such person had originally been a party to this Agreement.

(b)

If, after giving effect to any arrangements for the purchase of the Defaulted Designated Securities by the Representative(s) and the Company as provided in subsection (a) above, the aggregate principal amount of such Defaulted Designated Securities which remains unpurchased does not exceed 15% of the aggregate principal amount of the Designated Securities, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Designated Securities which such Underwriter agreed to purchase pursuant to this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Designated Securities which such Underwriter agreed to purchase pursuant to this Agreement) of the Defaulted Designated Securities for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)

If, after giving effect to any arrangements for the purchase of the Defaulted Designated Securities by the Representative(s) and the Company as provided in subsection (a) above, the aggregate principal amount of Defaulted Designated Securities which remains unpurchased exceeds 15% of the

Underwriting Agreement – Standard Provisions - 19

aggregate principal amount of the Designated Securities, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Guarantor, except for the expenses to be borne by the Guarantor as provided in Section 7 hereof, the indemnity agreement in Section 8 hereof and the contribution agreement in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

16.	Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

17.	Counterparts.

This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

18.	Entire Agreement.

This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

19.	Amendments.

This Agreement may be amended or supplemented only if such amendment or supplement is in writing and is signed by each party hereto.

20.	Patriot Act.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Guarantor, which information may include, exclusively for purposes of complying with the USA Patriot Act, the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

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ANNEX A

Selling Restrictions

1.

Other than in the United States, no action has been or will be taken by the Company or the Guarantor in any jurisdiction that would permit a public offering of the Designated Securities or the Guarantee or possession or distribution of any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or any other offering material relating to the Designated Securities or the Guarantee in any country or jurisdiction where action for that purpose is required. Each Underwriter agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Designated Securities or has in its possession or distributes any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or any amendments or supplements thereto or any other material relating to the Designated Securities.

2.

The Designated Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive 2002/92/EC, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Directive 2003/71/EC (as amended, the “Prospectus Directive”). Consequently, no key information document required by Regulation (EU) No. 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Designated Securities or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the Designated Securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. The Prospectus Supplement and the accompanying Prospectus have been prepared on the basis that any offer of Designated Securities in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Designated Securities. The Prospectus Supplement and the accompanying Prospectus are not a prospectus for the purposes of the Prospectus Directive.

3.

The Designated Securities, the Prospectus Supplement and the accompanying Prospectus have not been approved or registered in the administrative registries of the Comisión Nacional del Mercado de Valores. Accordingly, the Designated Securities may not be offered or sold in Spain except in accordance with the requirements of (a) the Spanish Securities Law (Real Decreto Legislativo 4/2015, de 23 de Octubre, por el que se aprueba el texto refundido de la Ley del Mercado de Valores); (b) the Royal Decree 1310/2005, of November 4; and (c) any decrees and regulations made thereunder (and, if applicable, the relevant laws and regulations which in the future may replace the aforementioned existing legal provisions).

Each Underwriter represents and agrees that it will not initially offer or sell the Designated Securities in Spain, but the Underwriters make no representation as to subsequent resales of the Designated Securities.

4.	Each Underwriter represents and agrees that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United

Annex A to the Standard Provision of the Underwriting Agreement - 1

Kingdom Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of the Designated Securities or the Guarantee in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantor; and

(b)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Designated Securities or the Guarantee in, from or otherwise involving the United Kingdom.

5.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Designated Securities has led to the conclusion that: (i) the target market for the Designated Securities is eligible counterparties and professional clients only, each as defined in MiFID II; and (ii) all channels for distribution of the Designated Securities to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Designated Securities (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Designated Securities (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

6.

The information in the Prospectus Supplement, the accompanying Prospectus or any other document relating to the offer has not been delivered for approval to the Financial Conduct Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the FSMA) has been published or is intended to be published in respect of the Designated Securities. The Prospectus Supplement and the accompanying Prospectus are issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of the FSMA) in the United Kingdom, and these securities may not be offered or sold in the United Kingdom by means of the Prospectus Supplement, the accompanying Prospectus, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) of the FSMA. The Prospectus Supplement and the accompanying Prospectus should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

7.

In addition, in the United Kingdom, the Prospectus Supplement and the accompanying Prospectus are being distributed only to, and are directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The Prospectus Supplement and the accompanying Prospectus must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which the Prospectus Supplement and the accompanying Prospectus relates is only available to, and will be engaged in with, relevant persons.

8.

The Prospectus Supplement and the accompanying Prospectus have not been, and will not be, registered as a prospectus under the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong), nor has it been authorized by the Securities and Futures Commission in Hong Kong

Annex A to the Standard Provision of the Underwriting Agreement - 2

pursuant to the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong). No action has been taken in Hong Kong to authorize or register the Prospectus Supplement and the accompanying Prospectus or to permit the distribution of the Prospectus Supplement, the accompanying Prospectus or any documents issued in connection with it. The Designated Securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong) or the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Chapter 32 of the Laws of Hong Kong). No advertisement, invitation or document relating to the Designated Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Designated Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) and any rules made thereunder. No person allotted the Designated Securities may sell, or offer to sell, such securities in circumstances that amount to an offer to the public in Hong Kong within six months following the date of issue of such Designated Securities.

9.

The Prospectus Supplement and the accompanying Prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Designated Securities were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and the Prospectus Supplement, the accompanying Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Designated Securities, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Designated Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

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securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Designated Securities pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law; or

(d)	as specified in Section 276(7) of the SFA.

Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Designated Securities are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

10.

The Designated Securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Act of Japan (the “Financial Instruments and Exchange Act”) pursuant to an exemption from the registration requirements applicable to a private placement to Qualified Institutional Investors (as defined in Article 2, paragraph 3 of the Financial Instruments and Exchange Act and the regulation promulgated thereunder). Each underwriter has agreed that it will not offer or sell any Designated Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, other than Qualified Institutional Investors, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

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